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                                  EXHIBIT 99.1

       Heritage Financial Corporation Incentive Stock Option Plan of 2002

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                         HERITAGE FINANCIAL CORPORATION
                       INCENTIVE STOCK OPTION PLAN OF 2002

1.   Purpose of Plan
     ---------------

The purpose of this Stock Option Plan ("Plan") is to aid Heritage Bank (the "Bank") and any other Subsidiary of Heritage Financial Corporation or the Bank ("Other Subsidiary"), in securing and retaining employees of outstanding ability by making it possible to offer them an increased incentive, in the form of a proprietary interest in Heritage Financial Corporation, to join or continue in the service of the Bank and/or Other Subsidiary and to increase their efforts for its welfare and success.

2.   Definitions
     -----------

As used in this Plan, the following words shall have the following meanings:

     (a)  "Bank" means Heritage Bank, a Washington state bank;

     (b)  "Board" means the Board of Directors of the Bank;

     (c)  "Code" means the Internal Revenue Code of 1986, as amended;

     (d) "Common Stock" means the no par common stock of Heritage Financial Corporation;

     (e) "Disability" means the Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months;

     (f) "Employee" means any person in the regular year-round, full-time and year-round, part-time common law employment of the Bank or any Subsidiary, as an executive or non-executive officer or employee thereof;

     (g) "Incentive Stock Option" means a stock option to purchase shares of Common Stock, which is intended to qualify as an incentive stock option defined in Code Section 422;

     (h)  "Option" means an Incentive Stock Option;

     (i) "Parent" means any corporation in an unbroken chain of corporations if each of the corporations owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

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     (j)  "Participant" means a person to whom an Option is granted that has not expired and ceased to be exercisable under the Plan; and

     (k) "Subsidiary" means any corporation other than the Bank in an unbroken chain of corporations beginning with the Bank if each of the corporations other than the last corporation in the unbroken chain owns fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.   Administration of Plan
     ----------------------

The Plan shall be administered by the Board of Directors of Heritage Financial Corporation. In the event that a director of the Board is eligible to be selected for the grant of an Option, during such membership as a director, such director shall recuse himself or herself and not participate in the discussion nor vote on the award of the Option to him or her. The Board of Directors of Heritage Financial Corporation shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. The affirmative votes of a majority of the members of the Board of Directors of Heritage Financial Corporation shall be required to resolve any differences of opinion in regard to the administration of the plan.

4.   Granting of Options and $100,000 Limitation
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The Board may from time to time grant Options under the Plan to such Employees and subject to the limitations of paragraph (a) of Section 7, for such number of shares as the Board may determine after receiving recommendations from the Compensation Committee or the executive officers of the Bank and/or Other Subsidiary that employs the Participant. Subject to the provisions of the Plan, the Board may impose such terms and conditions as it deems advisable on the grant of an Option. Any of the foregoing to the contrary notwithstanding, the following limitations shall apply to the grant of any Incentive Stock Option:

     (a) The aggregate fair market value, determined at the time the Incentive Stock Option is granted, of the stock exercised by a Participant for the first time during any calendar year shall not exceed $100,000.

     (b) Any Option granted to a Participant, who immediately before such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock either of Heritage, the Bank, or any Subsidiary shall not be an Incentive Stock Option, unless
          (i) at the time such Option is granted the Option price per share is not less than one hundred ten percent (110%) of the optioned stock's then fair market value; and (ii) the Option shall not be exercisable after the expiration of five (5) years from the date of the grant of the Option.

5.   Terms of Options
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The terms of each Option granted under the Plan shall be as determined from time to time by the Board and shall be set forth in an Incentive Stock Option Agreement in a form attached hereto as

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Exhibit "A" for Participants who are Bank employees and a similar form for
Participants who are employees of Other Subsidiaries and approved by the Board; provided, however, the terms of such agreement shall not exceed the following limitations:

     (a) Subject to paragraph (b) of Section 4 with regard to 10% owners, the Option price per share shall not be less than one hundred percent (100%) of the fair market value of the optioned stock at the time the Option is granted.

     (b) Subject to paragraph (e) of this Section, the Option shall be exercisable in whole or in part from time to time during the period beginning on date of grant of the Option, and ending no later than the expiration of five (5) years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to paragraph (d) of this
          Section 5.

     (c) Payment in full of the Option price for shares purchased pursuant to an Option shall be made upon exercise of the Option (in whole or in part) and shall be made in cash, except as otherwise provided in
          Section 6.

     (d) If a Participant's employment with the Bank and/or Other Subsidiary terminates, the following rules shall apply:

          (i) If a Participant's employment with the Bank and/or Other Subsidiary terminates other than by reason of the Participant's death, disability or retirement after reaching age 65, the Participant's Option shall thereupon expire and cease to be exercisable upon the expiration of the earlier of five (5) years from the date of grant of the Option, or three (3) months from the date of such termination.

          (ii) If the Participant's employment with the Bank and/or Other Subsidiary terminates by reason of his death, the Participant's Option shall terminate and cease to be exercisable upon the expiration of the earlier of five (5) years from the date of grant of the Option, or one (1) year from the date of death. Such Option may be exercised by the duly appointed personal representative of the deceased Participant's estate.

          (iii) If a Participant's employment with the Bank or Other Subsidiary terminates by reason of Disability, the Participant's Option shall terminate and cease to be exercisable upon the expiration of the earlier of five (5) years from the date of grant of the Option, or one (1) year from the date of such termination in the case of disability.

          (iv) If a Participant's employment with the Bank and/or Other Subsidiary terminates by reason of retirement after reaching age 65 (other than for Disability), the Participant's Option shall expire and cease to be exercisable upon the expiration of the earlier of five (5) years from the date of grant of the Option, or three (3) months from the date of such termination.

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          (v)  Notwithstanding anything contained herein to the contrary, if a
               Participant's employment with the Bank and/or Other Subsidiary is terminated for cause (fraud, embezzlement, failure to perform job responsibilities, etc.) as determined by the Board, in the Board's sole discretion, or if a Participant competes with the Bank or Other Subsidiary, any Option granted to that Participant shall be immediately revoked and terminated and the Participant shall have no further rights under this Plan. For purposes of this Plan, competition with the Bank or Other Subsidiary shall include direct or indirect ownership of or employment with a financial services business within a 100 mile radius of any office operated by the Bank or any of its Subsidiaries.

     (e) Notwithstanding any other provision herein, the options granted hereunder shall vest as set forth in a vesting schedule to be determined by the Board at the time the Options are granted and such vesting schedule shall be set forth in the Incentive Stock Option Agreement executed at the time the Option is granted. In the event that an Option includes a vesting schedule, the Option will be deemed to be granted on the date the Option vests for purposes of determining the term of the Option.

          In the event that Heritage Financial Corporation or the Bank has a change of control in which:

          (i) an offeror other than Heritage Financial Corporation purchases shares of the Common Stock of Heritage Financial Corporation or the Bank pursuant to a tender or exchange offer for such shares;

          (ii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Heritage Financial Corporation or the Bank representing twenty (20%) percent or more of the combined voting power of Heritage Financial Corporation's or the Bank's then outstanding securities;

          (iii) the membership of the Board of Directors of Heritage Financial Corporation or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period; or

          (iv) shareholders of Heritage Financial Corporation or the Bank approve a merger, consolidation, sale, or disposition of all or substantially all of Heritage Financial Corporation's or the Bank's assets or a plan of partial or complete liquidation.

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          then immediately prior to any such transaction, the vesting schedule shall not be applicable and the holder of any options granted hereunder shall be 100% vested in such options, subject to the other terms and conditions herein.

6.   Exercise of Options
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The holder of an Option who decides to exercise the Option in whole or in part shall give notice to the Secretary of the Bank of such exercise in writing on a form approved by the Board. Options must be exercised in 50 share increments. Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise and payment in full of the Option price in cash is actually received and in the hands of the Secretary of the Bank. However, in lieu of making a cash payment, the holder of an Option (a) may deliver or cause to be withheld from the Option shares, shares of Common Stock (valued at their fair market value on the date of exercise, determined by the Board of Directors) in satisfaction of all or any part of the exercise price or (b) if approved by the Board of Directors, delivery of an interest bearing promissory note, payable to Heritage Financial Corporation or the Bank with interest, collateral, and under terms prescribed by the Bank, in payment of all or part of the exercise price at the time of exercise.

7.   Limitations and Conditions
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     (a)  The total number of shares of Common Stock that may be optioned as
          Incentive Stock Options under the Plan is four hundred thirty thousand (430,000) shares of Heritage Financial Corporation's no par common stock. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. The foregoing numbers of shares may be increased or decreased by the events set forth in
          Section 9.

     (b) There shall be no limitations on the amount of shares of Common Stock that may be optioned as Incentive Stock Options under the Plan as set forth in Section 7(a) above, on an annual basis. The amount of shares to be optioned, within the total limitation set forth in Section 7(a) above, shall be determined solely at the discretion of the Board as set forth herein. If there is a proposed acquisition, merger, change of control or other takeover of the Bank that employs the Participant as provided for in Section 5(e) of this Plan, the Board, at its sole discretion, may issue any options authorized under this Plan but unissued prior to such time.

     (c) Any shares that have been optioned that cease to be subject to an Option (other than by reason of exercise of the Option) shall again be available for option and shall not be considered as having been theretofore optioned.

     (d) No Option shall be granted under the Plan after ____________, 2012, (10 years after the effective date, which effective date is the date this Plan is approved by the Heritage Financial Corporation's shareholders), and the Plan shall terminate on such date, but Options theretofore granted may extend beyond that date in accordance with the Plan. At the time an Option is granted or amended or the terms or

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          conditions of an Option are changed, the Board may provide for limitations or conditions on the exercisability of the Option.

     (e) An Option shall not be transferable by the Participant otherwise than by Will or by the laws of descent and distribution. During the lifetime of the Participant, an Option shall only be exercisable by the Participant.

     (f) No person shall have any rights of a stockholder as to shares under option until, after proper exercise of the Option, such shares shall have been recorded on the Bank's official stockholder records as having been issued or transferred.

     (g) The Bank shall not be obligated to deliver any shares until there has been compliance with such laws or regulations as the Bank may deem applicable. The Bank shall use its best efforts to effect such compliance. In addition to the foregoing and not by way of limitation, the Bank may require that the person exercising the Option represent and warrant at the time of such exercise that any shares acquired by exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Bank, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

8.   Transfers and Leaves of Absence
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For the purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period from the Bank to a Subsidiary or vice versa, or from one Subsidiary to another or from Parent to Subsidiary or vice versa, shall not be deemed a termination of employment, and (b) an Employee who is granted in writing a leave of absence of no more than ninety (90) days, or if more than ninety (90) days, which guarantees his employment with the Bank or Other Subsidiary at the end of such leave, shall be deemed to have remained in the employ of the Bank or Other Subsidiary during such leave of absence.

9.   Stock Adjustments
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In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization, the total number of shares set forth in paragraph (a) of Section 7 shall be proportionately and appropriately adjusted. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon the exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

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10.  Amendment and Termination
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     (a)  The Board shall have the power to amend the Plan, including the power to change the amount of the aggregate fair market value of the shares for which any Employee may be granted Incentive Stock Options under
          Section 4 to the extent provided in Code Section 422. It shall not, however, except as otherwise provided in the Plan, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Employees as defined herein, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Options under the Plan may be granted, nor provide for an Option that is exercisable during a period of more than five (5) years from the date it is granted. It shall have no power (without the consent of the person or persons at the time entitled to exercise the Option) to change the terms and conditions of any Option after the Option is granted in a manner that would adversely affect the rights of such persons except to the extent, if any, provided in the Option.

     (b) The Board may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options then in effect.

11.  No Employment Right
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The grant of an Option hereunder shall not constitute an agreement or understanding, expressed or implied, on the part of the Bank or any Subsidiary, to employ the Participant for any specified period and shall not confer upon any employee the right to continue in the employment of the Bank or any Subsidiary, nor affect any right which the Bank or Subsidiary may have to terminate the employment of such employee.

12.  Effective Date
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The Plan is adopted on and shall be effective as of _____________, 2002.


                                             BANK:

                                             Heritage Bank


                                             By:________________________________
                                             Printed Name:______________________
                                             Title:_____________________________

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                                    Exhibit A

                         HERITAGE FINANCIAL CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into by and between HERITAGE FINANCIAL CORPORATION ("Heritage") and _____________________ ("Employee"). The parties to this Agreement agree as follows:

1. Pursuant to the 1998 Stock Option Plan of Heritage Financial Corporation (the "1998 Plan") and Heritage Financial Corporation Incentive Stock Option Plan of 2002 (the "2002 Plan") (referred to collectively as the "Plans"), Heritage hereby grants to Employee an incentive stock option (the "Option") to purchase _________ shares of the no par value common stock of Heritage at an Option price of $_______ per share, payable in cash or common stock of Heritage at its fair market value on the date of exercise.

2.   The date of grant of this option is ___________________________.

3. One-third (1/3) of the Option granted to Employee shall be exercisable (i.e., vest) on ______________; an additional one-third (1/3) of the Option shall become exercisable on ______________; and the final one-third (1/3) of the Option shall become exercisable on ______________, provided that on
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     each such date, Employee qualifies as an "Employee" in accordance with the terms of the Plan. Earlier vesting of the Option may be approved in the sole discretion of the Heritage Board of Directors.

     The Option is exercisable for a period of five (5) years after it vests and thereafter shall terminate, unless sooner terminated by reason of death, disability, or other termination of status of an employee, as provided in the Plan.

4. The Option shall be exercisable, in whole or in part (but not for any fractional shares or for less than 50 shares), at any time and from time to time between the dates the Option vests and the date of termination of this Option, as specified herein. Exercise must be by actual delivery to Heritage of a written notice of exercise signed by Employee specifying the number of shares and Option price and accompanied by payment of the full amount of the Option price.

5. In the event that all or a portion of the Option shall not become exercisable within the time provided, those Option shares will lapse and Employee will have no further right with respect to the shares subject to that portion of the Option.

6. All of the terms and conditions of each Plan are hereby incorporated by this reference as a part of this Incentive Stock Option Agreement which terms and conditions are applicable to the appropriate options granted hereunder as if said terms and conditions had been included in this instrument.

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7.   Heritage reserves the right, without the consent of Employee, to amend the
     Plans and/or this Agreement at any time prior to the exercise of the Option granted hereunder to cause this Option to qualify as an "incentive stock option" within the scope and meaning of Section 422 of the Internal Revenue Service Code and its implementing regulations, as now in effect or as hereinafter adopted or amended.

8. Since this Option was granted prior to the shareholder approval of the 2002 Plan, if the 2002 Plan is not approved at the annual shareholders meeting in 2002, the number of shares granted under the Option awarded hereby, will be adjusted to a lesser number. Should shareholder approval for 2002 not be received at the 2002 annual shareholders meeting, the number of shares awarded under this Agreement will be adjusted to reflect a prorated portion of shares still available for award in the 1998 Plan.

EXECUTED effective this _____ day of ________________ 2002.

EMPLOYEE:                                   HERITAGE FINANCIAL CORPORATION


________________________________            By:_________________________________
                                            Chairman and Chief Executive Officer